Exhibit (a)(1)(D)

Offer to Purchase for Cash

Shares of Class A Common Stock of

MALIBU BOATS, INC.

and Limited Liability Company Interests of

MALIBU BOATS HOLDINGS, LLC

for an Aggregate Purchase Price of Not More than $70.0 Million at a Per Share or LLC Unit Purchase Price Not Less Than $21.00 Per Share or LLC Unit

Nor Greater Than $23.50 Per Share or LLC Unit

THE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, APRIL 9, 2015, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”)

OR TERMINATED.

March 13, 2015

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated March 13, 2015 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal,” and together with the Offer to Purchase, as they may be amended or supplemented from time to time, the “Offer”), by Malibu Boats, Inc., a Delaware corporation (the “Company”), to purchase for cash (i) shares of its Class A Common Stock, par value $0.01 per share (the “Shares”) and (ii) limited liability company interests of Malibu Boats Holdings, LLC (the “LLC” with such limited liability company interests defined as the “LLC Units” and collectively with the Shares, the “Securities”), each pursuant to (x) auction tenders at prices specified by the tendering stockholders or unitholders, as the case may be, of not less than $21.00 nor greater than $23.50 per Share or LLC Unit (the “Auction Tenders”) or (y) purchase price tenders (“Purchase Price Tenders”), in either case without interest, less any applicable withholding taxes and upon the terms and subject to the conditions set forth in the Offer. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Offer to Purchase.

After the Expiration Time, the Company will, upon the terms and subject to the conditions of the Offer, determine a single price per Share or LLC Unit (the “Purchase Price”), which will be not less than $21.00 and not more than $23.50 per Share or LLC Unit, that it will pay for Securities validly tendered in the Offer and not validly withdrawn, taking into account the number of Securities tendered pursuant to Auction Tenders and pursuant to Purchase Price Tenders and the prices specified by stockholders and unitholders tendering Securities pursuant to Auction Tenders. Securities tendered pursuant to Purchase Price Tenders will be deemed to have been tendered at a price of $21.00 per Share or LLC Unit (which is the minimum price per Share or LLC Unit under the Offer) for the purposes of determining the Purchase Price. The Purchase Price will be the lowest price per Share or LLC Unit of not less than $21.00 and not more than $23.50 per Share or LLC Unit that will enable the Company to purchase the maximum number of Securities validly tendered in the Offer and not validly withdrawn having an aggregate purchase price of no more than $70.0 million (the “Aggregate Purchase Price”). There is no requirement for the Company to use a specified portion of the Aggregate Purchase Price to purchase Shares versus LLC Units and the Company will treat Shares and LLC Units equally when allocating the Aggregate Purchase Price. Only Securities validly tendered at prices at or below the Purchase Price, and not validly withdrawn, will be eligible for purchase in the Offer. Securities validly tendered pursuant to the Auction Tender at a price specified in the Auction Tender that is greater than the Purchase Price will not be purchased. Upon the terms and subject to the conditions of the Offer, if Securities having an aggregate purchase price of less than $70.0 million are validly tendered and not validly withdrawn, the Company will buy all Securities validly tendered and not validly withdrawn.

All Securities purchased pursuant to the Offer will be purchased at the same respective Purchase Price regardless of whether the stockholder or unitholder tendered at a lower price. However, because of the “odd lot” priority, proration and conditional tender provisions described in the Offer to Purchase, all of the Securities tendered at or below the Purchase Price may not be purchased if more than the number of Shares or LLC Units having an aggregate purchase price of $70.0 million are validly tendered at or below the Purchase Price and not validly withdrawn. See Section 1 of the Offer to Purchase.

In addition, if more than $70.0 million in value of Securities are tendered in the Offer at or below the Purchase Price, the Company reserves the right, in its sole discretion, to increase the Aggregate Purchase Price of the Securities purchased in the Offer and thereby increase the number of Shares and LLC Units the Company purchases by no more than 2% of the aggregate of the Company’s outstanding Shares and LLC Units, respectively, without extending the Expiration Time. See Section 1 of the Offer to Purchase.

Upon the terms and subject to the conditions of the Offer, if the number of Securities validly tendered at or below the Purchase Price and not validly withdrawn prior to the Expiration Time would result in an aggregate purchase price of more than $70.0 million, the Company will purchase or cause to be purchased Securities in the following order of priority: (i) first, all Securities owned in “odd lots” (less than 100 Shares or LLC Units) all of which have been validly tendered at or below the Purchase Price (and not validly withdrawn prior to the Expiration Time); (ii) second, all other tendered Securities (other than conditionally tendered Shares or LLC Units for which the condition was not satisfied) validly tendered at or below the Purchase Price (and not validly withdrawn prior to the Expiration Time), on a pro rata basis if necessary, with appropriate adjustments to avoid the purchase of fractional Shares or LLC Units, until the Company has purchased or caused to be purchased Securities resulting in an aggregate purchase price of $70.0 million; and (iii) third, if necessary to permit the Company to purchase Securities having an aggregate purchase price of $70.0 million, such Securities tendered at or below the Purchase Price (and not validly withdrawn prior to the Expiration Time) for which the condition was not initially satisfied, to the extent feasible, by random lot (to be eligible for purchase by random lot, stockholders or unitholders, as the case may be, whose Securities are conditionally tendered must have tendered and not validly withdrawn all of their Securities prior to the Expiration Time). To be eligible for purchase by random lot, stockholders and unitholders whose Securities are conditionally tendered must have validly tendered and not validly withdrawn all of their Securities prior to the Expiration Time. See Sections 1, 3, 4 and 6 of the Offer to Purchase.

We are the holder of record (directly or indirectly) of Securities held for your account. As such, we are the only ones who can tender your Securities, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Securities we hold for your account.

Please instruct us, by completing the attached Instruction Form, as to whether you wish us to tender all or any portion of the Securities we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1. If you wish to make an Auction Tender, you may tender your Securities at a price not less than $21.00 nor greater than $23.50 per Share or LLC Unit, in increments of $0.10, as indicated in the attached Instruction Form, less any applicable withholding tax and without interest. Alternatively, you may make a Purchase Price Tender by checking the appropriate box on the Instruction Form.

2. You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your Securities will be purchased in the event of proration.

3. The Offer is not conditioned upon any minimum number of Securities being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 7 of the Offer to Purchase.

4. The Offer, withdrawal rights and proration period will expire at the end of the day, 12:00 midnight, New York City time, on April 9, 2015, unless the Offer is extended or terminated.

5. If you wish to tender Securities at more than one price, you must complete a separate Instruction Form for each price at which you wish to tender Securities. We must submit separate Letters of Transmittal or Agent’s Messages on your behalf for each price at which you are tendering Securities, provided, however, that the same Securities cannot be tendered at more than one price, unless previously validly withdrawn. See Section 4 of the Offer to Purchase.

6. If you are an Odd Lot Holder (as such term is defined in the Offer to Purchase) and you instruct us to tender on your behalf all of the Securities that you own at or below the Purchase Price prior to the Expiration Time, and check the box captioned “Odd Lots” on the attached Instruction Form, the Company, on the terms and subject to the conditions of the Offer, will accept all such Securities for payment before any proration of the purchase of other tendered Securities.

7. If you wish to tender Securities subject to the condition that all or a specified minimum number of your Securities tendered must be purchased if any Securities tendered are purchased, you may elect to do so by completing the section captioned “Conditional Tender” in the attached Instruction Form.

8. Any tendering stockholder, unitholder or other payee who is a United States person and who fails to complete, sign and return to the Depositary, or other withholding agent, the IRS Form W-9 included with the Letter of Transmittal (or such other IRS form as may be applicable) may be subject to United States federal income tax backup withholding (currently at a rate of 28%) of the gross proceeds paid to such United States person pursuant to the Offer, unless such United States person establishes that such United States person is within the class of persons that is exempt from backup withholding. Certain non-United States persons are exempt from backup withholding. In order for a tendering stockholder who is not a United States person to qualify as an exempt recipient, such stockholder must complete, sign and return to the Depositary, or other withholding agent, the appropriate IRS Form W-8. The various IRS Forms W-8 and related instructions can be obtained from the IRS website at www.irs.gov. See Sections 3 and 14 of the Offer to Purchase.

If you wish to have us tender all or any portion of your Securities, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed.

If you authorize us to tender your Securities, we will tender all your Securities unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Time. Please note that the Offer, withdrawal rights and proration period will expire at the end of the day, 12:00 midnight, New York City time, on April 9, 2015, unless the Offer is extended or terminated.

The Offer is not being made to, nor will any tendered Securities be accepted from or on behalf of, stockholders or unitholders, as the case may be, in any U.S. state where it would be illegal to do so. If the Company becomes aware of any U.S. state where the making of the Offer or the acceptance of Securities pursuant to the Offer is not in compliance with applicable law, the Company will make a good faith effort to comply with the applicable law. If, after such good faith effort, the Company cannot comply with the applicable law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Securities residing in that U.S. state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company’s behalf by the Dealer Manager (as defined in the Offer to Purchase) or by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

EACH OF THE COMPANY’S BOARD OF DIRECTORS AND THE COMPANY, AS THE LLC’S SOLE MANAGING MEMBER, HAS AUTHORIZED THE OFFER. HOWEVER, NONE OF THE COMPANY, THE COMPANY’S BOARD OF DIRECTORS, THE DEALER MANAGER, THE DEPOSITARY OR

THE INFORMATION AGENT OR ANY OF THEIR AFFILIATES MADE, OR ARE MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SECURITIES OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SECURITIES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SECURITIES AND, IF SO, HOW MANY SHARES OR LLC UNITS TO TENDER AND THE PRICE OR PRICES AT WHICH YOU WILL TENDER THEM. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN, OR INCORPORATED BY REFERENCE IN, THE OFFER TO PURCHASE AND IN THE LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. YOU ARE URGED TO DISCUSS YOUR DECISIONS WITH YOUR OWN TAX ADVISORS, FINANCIAL ADVISORS AND/OR BROKERS.

INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase for Cash

Shares of Class A Common Stock of

MALIBU BOATS, INC.

and Limited Liability Company Interests of

MALIBU BOATS HOLDINGS, LLC

for an Aggregate Purchase Price of Not More than $70.0 Million at a Per Share or LLC Unit Purchase Price Not Less Than $21.00 Per Share or LLC Unit

Nor Greater Than $23.50 Per Share or LLC Unit

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 13, 2015 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal,” and together with the Offer to Purchase, as they may be amended or supplemented from time to time, the “Offer”), by Malibu Boats, Inc., (the “Company”), to purchase for cash (i) shares of its Class A Common Stock, par value $0.01 per share (the “Shares”) and (ii) limited liability company interests of Malibu Boats Holdings, LLC (the “LLC” with such limited liability company interests defined as the “LLC Units” and collectively with the Shares, the “Securities”), each pursuant to (x) auction tenders at prices specified by the tendering stockholders or unitholders, as the case may be, of not less than $21.00 nor greater than $23.50 per Share or LLC Unit (the “Auction Tenders”) or (y) purchase price tenders (“Purchase Price Tenders”), in either case without interest, less any applicable withholding taxes and upon the terms and subject to the conditions set forth in the Offer.

The undersigned hereby instruct(s) you to tender to the Company the number of Securities indicated below or, if no number is indicated, all Securities you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

The undersigned understands that the Company holds certain personal information about him or her, including, as applicable, but not limited to, the undersigned’s name, home address and telephone number, date of birth, social security number or other identification number, nationality, any Securities held and details of any other entitlement to shares outstanding in the undersigned’s favor, for the purpose of implementing, administering and managing his or her stock ownership (“Data”). The undersigned understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in his or her country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than his or her country. The undersigned understands that he or she may request a list with the names and addresses of any potential recipients of the Data. The undersigned authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Offer, including any requisite transfer of such Data as may be required to a broker or other third party with whom the undersigned held any Securities. The undersigned understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Offer. The undersigned understands that he or she may, at any time, view Data, request additional information about storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost. The undersigned understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Offer. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the undersigned understands that he or she may contact the Depositary.

Number of Securities to be tendered:             Shares and/or             LLC Units. Unless otherwise indicated, it will be assumed that all Securities held by us for your account are to be tendered.

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THE UNDERSIGNED IS TENDERING SECURITIES AS FOLLOWS (CHECK ONLY ONE BOX):

(1)	AUCTION PRICE TENDER: (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

By checking ONE of the following boxes below INSTEAD OF THE BOX in “Purchase Price Tender,” the undersigned is tendering Securities at the price checked. This election could result in none of the Securities being purchased if the Purchase Price selected by the Company for the Securities is less than the price checked below. A STOCKHOLDER OR UNITHOLDER WHO WISHES TO TENDER SECURITIES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SUCH STOCKHOLDER OR UNITHOLDER WISHES TO TENDER SECURITIES (SEE SECTION 3 OF THE OFFER TO PURCHASE AND INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL). The same Securities cannot be tendered at more than one price, unless previously and validly withdrawn as provided in Section 4 of the Offer to Purchase.

AUCTION PRICE TENDER: PRICE (IN DOLLARS) PER SHARE OR LLC UNIT AT WHICH SECURITIES ARE BEING TENDERED

☐	$21.00	☐	$21.70	☐	$22.40	☐	$23.00
☐	$21.10	☐	$21.80	☐	$22.50	☐	$23.10
☐	$21.20	☐	$21.90	☐	$22.60	☐	$23.20
☐	$21.30	☐	$22.00	☐	$22.70	☐	$23.30
☐	$21.40	☐	$22.10	☐	$22.80	☐	$23.40
☐	$21.50	☐	$22.20	☐	$22.90	☐	$23.50
☐	$21.60	☐	$22.30

OR

(2)	PURCHASE PRICE TENDER (SEE INSTRUCTION 6 OF THE LETTER OF TRANSMITTAL)

☐	By checking this one box INSTEAD OF ONE OF THE PRICE BOXES in “Auction Price Tender,” the undersigned is tendering Securities and is willing to accept the Purchase Price determined by the Company in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase the Securities pursuant to the Offer (subject to proration). NOTE THAT THIS ELECTION IS DEEMED TO BE A TENDER OF SECURITIES AT THE MINIMUM PRICE UNDER THE OFFER OF $21.00 PER SHARE OR LLC UNIT FOR PURPOSES OF DETERMINING THE PURCHASE PRICE IN THE OFFER, AND COULD CAUSE THE PURCHASE PRICE TO BE LOWER AND COULD RESULT IN THE TENDERED SECURITIES BEING PURCHASED AT THE MINIMUM PRICE UNDER THE OFFER OF $21.00 PER SHARE OR LLC UNIT. See Section 3 of the Offer to Purchase and Instruction 6 of the Letter of Transmittal.

CHECK ONE, AND ONLY ONE, BOX ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO PROPER TENDER OF SECURITIES. IF NO BOX IS CHECKED, YOU WILL BE DEEMED TO HAVE MADE A PURCHASE PRICE TENDER.

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ODD LOTS

(See Section 1 of the Offer to Purchase and Instruction 14 of the Letter of Transmittal)

As described in Section 1 of the Offer to Purchase, under certain conditions, holders of a total of fewer than 100 Shares or LLC Units may have their Securities tendered at or below the Purchase Price accepted for payment before any proration of other tendered Securities. This preference is not available to partial tenders or to beneficial or record holders of 100 or more Shares or LLC Units in the aggregate, even if these holders have separate accounts or certificates representing fewer than 100 Shares or LLC Units. Accordingly, this section is to be completed only if Securities are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares or LLC Units. The undersigned either (check one box):

☐    is the beneficial or record owner of an aggregate of fewer than 100 Shares or LLC Units, all of which are being tendered; or

☐    is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering for the beneficial owner(s), Shares or LLC Units with respect to which it is the record holder and (ii) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares or LLC Units and is tendering all of such Shares or LLC Units.

In addition, the undersigned is tendering either (check one box):

☐    at the price per Share or LLC Unit indicated above in “Auction Price Tender;” or

☐    at the Purchase Price, as the same will be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share or LLC Unit in “Auction Price Tender” above).

CONDITIONAL TENDER

(See Section 6 of the Offer to Purchase and Instruction 13 of the Letter of Transmittal)

As described in Section 6 of the Offer to Purchase, a tendering stockholder or unitholder may condition his or her tender of Securities upon the Company purchasing all or a specified minimum number of the Securities tendered. Unless at least the minimum number of Securities you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the Securities tendered by you will be purchased. Stockholders should note that the treatment of the consideration they receive for tendered Shares as either (i) consideration received in a sale or exchange of tendered Shares or (ii) a distribution with respect to such Shares may be affected by the percentage of their total Shares that are purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of Shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Stockholders are urged to consult with their own tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any stockholder tendering Shares. Unless this box has been checked and a minimum number of Securities specified, your tender will be deemed unconditional.

☐    The minimum number of Securities that must be purchased from me/us, if any are purchased from me/us, is:             Shares; or             LLC Units.

If, because of proration, the minimum number of Securities designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder or unitholder must have tendered all of his or her Securities and checked this box:

☐    The tendered Securities represent all Securities held by the undersigned.

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EVERYONE WISHING TO GIVE INSTRUCTIONS HEREBY MUST COMPLETE

THE FORM BELOW

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature(s)

Name(s)
(Please Type or Print)

Taxpayer Identification or Social Security Number:

Address(es):

Zip Code(s):

Daytime Area Code and Telephone Number:

Dated                     , 2015

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